Summit Midstream Corporation NYSE:SMC M&A Call Wednesday, October 2, 2024 4:00 PM GMT EXHIBIT 99.1

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 2 Call Participants .................................................................................................................................................................... EXECUTIVES J. Heath Deneke President, CEO & Chairman Randall Burton Director of Finance, Treasurer & Investor Relations William J. Mault Executive VP & CFO

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 3 Presentation .................................................................................................................................................................... Operator Good day, and thank you for standing by. Welcome to the Tall Oak Midstream Acquisition Investor Conference Call. [Operator Instructions] Please be advised that today's conference is being recorded. I would now like to hand the conference over to your speaker today, Randall Burton, Director of Finance, Treasurer and Investor Relations. Please go ahead. Randall Burton Director of Finance, Treasurer & Investor Relations Thanks, operator, and good morning, everyone. If you don't already have a copy of our press release and investor presentation, which we will review on today's call, please visit our website at www.summitmidstream.com, where you'll find it on the homepage in the Events and Presentations section. With me today to discuss our recently announced acquisition is Heath Deneke, our President, Chief Executive Officer and Chairman; Bill Mault, our Chief Financial Officer; other members of our senior management team as well as members from Tailwater Capital who will join us for the Q&A portion of today's call. Before we start, I'd like to remind you that our discussion today may contain forward-looking statements. These statements may include, but are not limited to, our estimates of future volumes, operating expenses and capital expenditures. They may also include statements concerning anticipated cash flow, liquidity, business strategy and other plans and objectives for future operations. Although we believe that these expectations reflected in such forward-looking statements are reasonable, we can provide no assurance that such expectations will prove to be correct. Please see SMLP's 2023 annual report on Form 10-K and Exhibit 99.1 to the partnership's current report on Form 8-K filed with the SEC on June 3, 2024 as well as SMC's registration statement on Form S-4 as declared effective on June 14, 2024, for a listing of factors that could cause actual results to differ materially from expected results. Please also note that on this call, we use the terms EBITDA, adjusted EBITDA, distributable cash flow and free cash flow. These are non-GAAP financial measures, and we have provided reconciliations to the most directly comparable GAAP measures in our most recent earnings release. And with that, I'll turn the call over to Heath. J. Heath Deneke President, CEO & Chairman Thanks, Randall. Good morning, everyone. Thank you for joining our call today to discuss the proposed acquisition of Tall Oak Midstream III that we announced last night. We are very excited about the strategic and value-enhancing transaction, and we've been looking forward to the opportunity to share it with you. Before diving into the details, I wanted to start by setting the stage and reminding everyone of our corporate strategy and our track record of executing it over the past several years. If we turn to Slide 3, we formally rolled this slide out in our investor deck a few years ago and have completed the GP buying after having completed the GP buy-in transaction and the $1 billion debt refi towards the end of 2021, and our corporate strategy has remained consistent ever since. We continue to emphasize a foundation that's built on sound ESG policy, good corporate governance, led by our independent and diverse Board of Directors and a corporate structure that is fully aligned with our public shareholders. A commitment to financial discipline with the top priority of driving leverage down to our long-term target of 3.5x or less with a business model that focuses on maximizing free cash flow, a pursuit of value-added growth with discipline around investing in high-returning organic growth projects and M&A opportunities that are both value and credit accretive.

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 4 And finally, an overarching goal of maximizing shareholder value which we believe requires a focus on getting the balance sheet and the portfolio in an optimal position to enable the company to start returning capital to our shareholders via sustainable dividend policy. Moving to Slide 4. As you can see, we've made a lot of progress executing on our corporate strategy over the past several years. I'll take the time here to highlight a few key items. Going back to 2022, if you recall, we sold our Bison and Lane system at double-digit EBITDA multiples, and we reinvested those proceeds to core up our DJ footprint with a $300 million acquisition of Sterling and the Outrigger systems at a very attractive 5x acquisition multiples. Those systems are now fully integrated into our DJ Hereford operations and are performing very well. In late 2023, we launched our strategic alternatives review, which resulted in a divestiture of our Northeast segment in the first half of 2024 at an attractive valuation, and we used those proceeds to drive our leverage down by 1.5 turns from the mid-5s down to the low 4s. In July of this year, we executed on a successful refi, which increased our liquidity and financial flexibility, it extended our debt maturities out 5 years while significantly lowering our cash interest expense and our weighted average cost of capital. And we also completed the C-Corp conversion that created substantial tax benefits for our unitholders made our stock much easier to own and so far has doubled our average daily trading volume since the conversion occurred, which we think is a good sign that we're doing a good job attracting new investors to the stock. And with today's announcements of the proposed Tall Oak transaction, we think marks another key strategic milestone for the company, executing on its plans to maximize shareholder value and accelerating the company's ability to start returning capital to shareholders. Now Tall Oak is a large-scale gathering and processing system in Oklahoma, specifically in Arkoma Basin that we believe is primed for growth over the next several years and beyond as gas demand and overall pricing ramps up to meet LNG empowered growth. Importantly, the transaction is delevering out of the gate, and it adds significant free cash flow to our portfolio. So with that backdrop, let's flip to Page 5 to highlight why we're so excited about the Tall Oak transaction and how it really hits on all the key points that we've talked about regarding our corporate strategy and execution plans. We've stated on many earnings calls over the past several years that we believe the midstream sector was ripe for consolidation and that we see an opportunity-rich environment for Summit to be an acquirer of assets to scale the business and drive value-added growth. And we also stress that we remain disciplined as we evaluated these opportunities and further that any M&A deal that we do must be both value and credit accretive out of the gate. So as you'll see in the top 3 bullets on this page. At the midpoint of the range, we are proposing to buy the Tall Oak system at a value accretive multiple of approximately 5.6x 2025 adjusted EBITDA, which is about 1.5 turns below Summit's current enterprise value multiple. The transaction is balance sheet enhancing, reducing our pro forma leverage from 4.4x status quo down to 3.8x at closing with a near-term line of sight to achieve our 3.5x target. And the transaction also increases our scale by 35% at closing, and that's based on a 2024 EBITDA figure. In addition to scaling up the business, the Tall Oak transaction also rebalances our portfolio of assets back to a 50-50 mix of EBITDA generated from gas-weighted basins versus oil-weighted basins. I will expand more on why adding more natural gas exposure to our portfolio. It's particularly desirable from a macro outlook perspective on the next slide. But in general, I'd say a 50-50 commodity balance has served us very well in the past, back when we own the Northeast segment, and particularly helping us manage through the volatile cycles we live through in both gas and crude markets, and we expect that balance will continue to serve us well into the future. A couple of other key attributes that piqued our interest in the Tall Oak system is that at current gas strip and producer plans, the system is primed for really strong volumetric and EBITDA growth over the next several years. And two, the Tall Oak system is already fully built out across this dedicated acreage footprint and has ample capacity to approximately double the volumes is currently handling and EBITDA for that matter, with very minimal capital requirements going forward. So similar to Summit's current high

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 5 free cash flow generating business we expect to see a significant increase in free cash flow generation from this asset as volumes ramp up in the coming years. On a combined basis, our base case projections, which are premised on current strip pricing and planned producer activity show pro forma Summit growing from $250 million of LTM EBITDA in 2024 to over $350 million in 2028, which is about an 8% CAGR. And this is all while maintaining an overall 70% plus conversion of EBITDA to unlevered free cash flow, both of which we think are truly outstanding metrics for pro forma Summit relative to our overall industry peers. Also, the transaction accelerates our ability to begin returning capital to our shareholders. The immediately delevering nature of this transaction, combined with the added free cash flow growth profile positions the company to consider turning on a dividend and/or share buyback program as early as next year. That's at least a couple of years ahead of where I thought we would be on a status quo Summit basis, and we're very excited about the prospect of reaching this important milestone for the company and our shareholders. And finally, the last 2 points on this slide are really important attributes of the transaction as well, given Tailwater's 35% pro forma interest in the company going forward. First, Summit will continue to be controlled by Summit's existing independent Board of Directors and will be ran by our current management team. So you should expect that the company will continue on the same journey we have been on over the past several years with the same emphasis on sound ESG policies, good governance and a corporate structure that is fully aligned with our public shareholders. We'll maintain a strong financial discipline and focus on driving our leverage down to our long-term 3.5x target and we'll continue to execute on the company's strategy to maximize shareholder value as we look to continue to grow organically and through opportunistic M&A into the future. Second, we believe our relationship with Tailwater going forward is fully aligned both strategically and economically with our public shareholders' interest. We know the Tailwater team very well. They're very seasoned and successful long-term investors in energy and environmental infrastructure. They've been in the Arkoma Basin since 2017 and have helped execute on a number of strategic initiatives to support the Tall Oak business, including enhancing its strategic footprint and consolidating the producer customer base surrounding the assets. They agree with the strategy we've been pursuing as well as the importance of financial discipline and maintaining a strong and healthy balance sheet. They also share our view that there's a tremendous amount of upside in the stock from where we sit today as we continue to grow the business, achieve our long-term leverage targets and turn on the dividend. And they fully support the thesis around continued consolidation in the midstream sector and Summit's ability to continue executing on its M&A strategy. If you turn to Slide 6, I then want to expand a bit more on our views of the natural gas outlook and why we believe that now is an opportune time for Summit to step out of this current operating footprint and rebalance our portfolio with a new gas-oriented asset in the Mid-Con region. So while we expect to see a tremendous amount of near-term volatility in gas prices, we firmly believe that gas will fundamentally have to balance well north of $3 per MMBtu to meet and sustain the amount of production growth that we believe is necessary to meet demand. Let's not forget that U.S. gas production has already doubled during the shale boom, but Shell plays themselves have matured substantially during that time. There's a lot of new production needed just to offset declines and there's also been a fundamental shift in the upstream sector in terms of both capital discipline and consolidation over the past few years which we believe will make it a lot harder and require much higher gas prices to achieve the additional 25 Bcf a day or so of growth that is being called on or called it for over the next 10 years to meet demand. On the demand side, there's a 9 Bcf a day of new liquefaction capacity that is under construction and expected to come online from now through 2027, with more LNG projects approved that are slated to be built by 2030. As if that isn't enough of a catalyst, we've also seen extraordinary projections on U.S. electricity demand over the next 5 to 10 years, which is driven thematically by electrification of heating

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 6 and transport more coal-to-gas switching and large growth in the build-out of data centers to support cloud-based computing and AI. Yes, we do expect to see a large build-out of renewables to help try to meet future electricity demand requirements. But as we all know and many may not want to accept, we believe the only way that the U.S. can really meet the anticipated electricity demand expected over the next decade in the U.S. is through a significant increase in natural gas-fired power generation. To touch on that a bit more, let me share a bit more about some recent conversations we are having with data center companies and developers that are looking at sites in development around some of our operating footprints. The conversation when we first started having them used to be around, "Hey, we really want 100% of our power demand to be met by renewable energy, but we may need some backup gas-fired generation for reliability." That conversation has sort of shifted here to, "Hey, we still aspire to get to 100% renewables over the next 10 years or so, but we can't just sit back and wait on the 5 to 10 years it will take to expand the transmission grid and supply chains for panels, blades, batteries, et cetera, all of which we think is required to source my power needs 100% from renewables." And so with that, the conversation shifted to is kind of a new standard data center that we've heard a lot about, which seems to be headed towards, "Hey, let's go ahead and start now with a block of 100 megawatts of power, let's build that out to 800 megawatts over the next several years, all with gas-fired turbines and resets but we still want aspirational plans on how we can convert all of our power needs to renewable energy, maybe in the next 8 to 10 years, once renewable power and great infrastructure can kind of catch up." So look, I think there's a lot more to work to do, candidly, to really understand the full impact that data centers in the AI future will have on our energy needs over the long haul and how we're going to meet it. I think the point I wanted to make is that we see natural gas, it's simply going to have to play a substantial role at least over the next 5 to 10 years to meet the growing needs to support data center development. So if you buy all that, look, it's what we believe to be a sensible argument, and you combine that with other demand catalysts such as LNG, coal to gas switching, et cetera, where will the gas supply come from? Well, our view is the Haynesville and Permian gas production will certainly continue on a high growth trajectory, but even the most aggressive supply forecast that I've seen from those 2 regions are not enough to meet the anticipated demand. The Northeast certainly has the resources to grow production, but pipes coming out of the Appalachia area are constrained today and aren't likely to be expanded, certainly given the difficulties MVP and other pipelines have faced in the region. Most producers are, we believe, will and continue to maintain production levels. But as a group, they really aren't able to grow production given the takeaway constraints in a meaningful way. which was frankly one of the reasons that the strategic reasons that we decided to divest of our Northeast segment earlier this year. So that means other gas basins that are in close proximity and have unconstrained access to Gulf Coast markets like the Barnett Shale and the Mid-Con are really going to need to step up to help meet the call on natural gas in the coming years. And for that to happen, producers in those areas are going to need to be incentivized and need gas prices to reach a sustainable $3 to $4-plus range to generate healthy enough returns to really ramp up production in a meaningful way. So that, let me now turn to Slide 7. And here, I want to talk about a few more of the financial highlights around the Summit outlook performance to the transaction. So again, starting at the top, in a world of $70-plus crude and $3 plus gas, we expect to achieve an 8% cumulative average growth rate over the next 4 years with over $100 million of EBITDA growth during that time period. As I said earlier, we like the fact that we are rebalancing our exposure to closer to 50-50 gas to oil basins given the favorable macro tailwinds that we are expected to play out on the gas side. That level of diversification has served us well in the past. And again, we think that helps us manage through short-term corrections and price volatility. On a combined basis, we expect to spend approximately $65 million per year of CapEx on the combined footprint to achieve those growth expectations, and that includes maintenance capital as well, which

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 7 again maintains a sizable amount, 70% to 80% of free cash flow conversion for the pro forma business which creates a lot of financial flexibility to pay down debt, reinvest in additional value-added growth opportunities and at some point, commenced a return of capital program for our shareholders. Moving to Slide 8. This slide highlights that we see additional upside to Summit share price, given that our current share price at today's prices would imply a pro forma Summit valuation, roughly 7.1x versus an average annual peer group of 8.6x. As you can see on the slide, there's a correlation between scale and leverage metrics and valuation multiples. This transaction, we believe, helps on both fronts, with EBITDA growing by approximately 35% and leverage reducing to 3.8x. Illustratively and based on pro forma 2024 EBITDA and capitalization, approximately every 1 turn of EBIT -- of enterprise value multiple of EBITDA appreciation would equate to roughly a 40% increase in share price from where Summit is trading today. We think the delevering of the business, the additional scale, downside protection from the diverse portfolio of assets, peer-leading growth and strong free cash flow generation could position Summit to trade more in line with our peer group over time. Moving on to Slide 9. Another very important part here that we want to reiterate is that this transaction maintains our commitment to good governance and with the majority of the Board comprised of Summit's existing independent directors and a corporate structure that continues to be fully aligned with our public shareholders. The pro forma Summit Board will include all 6 of our current independent directors, myself as CEO and 4 new members that will be nominated by Tailwater and subject to reelection in the future by Summit shareholders. As I said in last night's press release, we are pleased to expand the pro forma Board to include the members of Tailwater's deep bench of experienced energy professionals. Within adding their knowledge and perspective to the Board room will be beneficial as we continue to execute the company's strategy and as we look to further participate in industry consolidation opportunities going forward. Moving to Slide 10. I wanted to provide a little more information on Tailwater Capital as a firm. As I said earlier, we see Tailwater as a fully aligned long-term investor in Summit, and we are thrilled to partner with the team that has specialized expertise in midstream energy and environmental infrastructure sectors. They are managing over $4.7 billion of capital and the team, with greater than 180 years of collective energy investing experience, has executed transactions totaling more than $25 billion in total value. As you can see on the bottom right table, they have a substantial track record of building businesses and successfully exiting to notable strategics, including other midstream peers of ours. Tailwater has over 5 years remaining in the life of the fund that will be holding the summit equity going forward and have communicated their intentions to be long-term owners of the stock. They are excited to have the opportunity to continue supporting the Tall Oak assets as part of Summit's diversified scale platform. Furthermore, we understand that Tailwater has the ability through their fund docs to distribute shares in kind to their limited partners should they desire to do so. So look, I'd say that all to underscore that we don't believe they have any near-term administrative pressures to monetize the stock. Tailwater is completely aligned with management's value, the long- term vision for Summit. We think that we see the world in a similar manner, and they likewise believe that Summit is a great platform through which to facilitate incremental consolidation in an industry that remains ripe for it. We look forward to adding again their expertise and experience to the Board as we continue on our journey to execute our corporate strategy and maximizing value for all of our shareholders. So with that, I'd like to turn the call over to Bill to dive into the specifics of the Tall Oak transaction in greater detail. Bill? William J. Mault Executive VP & CFO Thanks, Heath, and good morning, everyone. And before I dive in, I'd really just like to reiterate how excited we are about this transaction. I believe that this deal continues to position Summit for a lot of

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 8 great things to come. While we've accomplished a lot so far, it really seems like this is just step 1 in a continued journey. And with that, turning to Page 12, jumping into the transaction details. Summit will be acquiring the Tall Oak assets on a debt-free basis for a total consideration of $450 million, which includes $425 million of upfront consideration and $25 million of earn-out payable on or before the second quarter of 2026. The upfront consideration will consist of $155 million in cash and $7.5 million Class B common stock and SMLP common units. The $155 million cash consideration is expected to be funded by Summit's existing credit facility. Though we would consider a potential follow-on debt offering that would term out our pro forma revolver borrowings and provide additional liquidity, which will really position us to go do some more of this. Pro forma from the transaction, existing SMC shareholders will own approximately 60% of the pro forma company, with Tailwater owning approximately 40%. And as Heath mentioned, as part of the transaction, the Board size will increase from 7 members to 11, including the current 6 unaffiliated independent directors, Summit's existing CEO and 4 new members from Tailwater. This transaction will be subject to shareholder and regulatory approval, and we expect to mail out the proxy sometime here in October. So if all goes to plan, we'll be targeting closing the transaction sometime in the fourth quarter. Additionally, you'll see the pro forma organizational structure that has really been designed to facilitate a tax deferred contribution of the Tall Oak assets from Tailwater. Tailwater Capital will be issued Class B common stock for voting purposes only and then a corresponding number of common units of Summit Midstream Partners LLP. At closing, Tailwater and Talk Oak management will own approximately 40% interest in SMLP, and SMC and its majority independent directors will continue to control the general partner of Summit Midstream Partners LP. The common units in SMLP and SMC Class B common stock will be convertible into $7.5 million SMC common stock on a one-for-one basis at Tailwater's election. I recognize that all this may seem a little bit complicated. So let me try to simplify the rationale here. So we're structuring this deal into what is more commonly referred to as an up-C transaction. Tailwater is taking back a big chunk of their consideration in equity. And this structure ensures that they can defer tax on that equity consideration. Summit's public and majority independent Board will continue to control Summit Midstream Partners GP. And when Tailwater is ready to convert their units, it will be on a one-for- one basis. So when you look at this page, you should think tax planning, and that's really it. As Heath already mentioned, Tailwater is a long-term energy investor and has agreed to lock up its equity and Summit, with a 1-year lockup period for 100% of its units in 2 years for the remaining 50%. And finally, on this page, what gets us excited about this transaction is the chart on the bottom right quadrant of the page. At close, we expect to be 3.8x levered with further delevering expected over the next 18 months to less than 3.5x. As Heath already mentioned, this leverage profile will really expand our ability to consider returning capital to shareholders as well as continue to execute on our strategic growth plans through additional bolt-on acquisitions and organic growth in assets such as Double E. We still strongly believe there is a large opportunity set to continue to consolidate assets like Tall Oak. This deal puts us in a much better position to go do that. Moving to Page 13. The Tall Oak system is located in Southeast Oklahoma and includes over 400 miles of low- and high-pressure pipeline, 2 processing plants capable of processing 440 million cubic feet per day and 65,000 horsepower of compression capacity. With Q2 volume throughput averaging 210 million cubic feet per day, the plants are operating at approximately 50% utilization and provide plenty of runway to process and treat the volume growth we're expecting over the next decade with minimal capital requirements. The Talk Oak team has done a fantastic job building and operating these assets all while maintaining a very strong customer relationships. Heath and I had an opportunity to meet with some of their customers, and it's very apparent that the Talk Oak team has done their jobs well. The system is supported by 4 key customers, all of which are private and mostly single basin-focused with similar contract structures

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 9 to Summit's existing portfolio. They are long-term contracts with an average remaining life of 13 years, primarily fixed fee and supported by dedicated acreage, including over 300,000 leased acres today. There are currently 2 rigs running in the area today, one of which is a current customer and the other, the Tall Oak team is working to make a new customer. Flipping to Page 14. The Arkoma Basin offers plenty of attractive qualities that rival other basins in the Lower 48, including low drilling and completion costs, improving well results from better technology and completion techniques and stack pay potential with customers primarily focused on the Woodford formation today. After doing detailed diligence on Tall Oak's customers, we think they've actually figured out how to do this even better than what's illustrated, particularly as it relates to D&C costs here on Page 14. Additionally, there is a liquids-rich fairway which the Tall Oak system sits directly over. NGLs on the system average 5 to 7 gallons per Mcf, which is quite high when compared to other basins and can really enhance producer returns. I'll get into why that's important economically for Tall Oak as well in a couple of slides. And as we have already hit, proximity of the Gulf Coast, Mexico and Southern Power Generation markets makes the Arkoma a prime candidate to help satisfy the expected natural gas demand over the next decade. Moving to Slide 15. We've already discussed some of these points, but I'll hit on a few we haven't. We estimate there are over 500 remaining Woodford locations dedicated to the Tall Oak system and upside locations as we think about the stack pay potential and the ability for customers to target the Caney and Mayes formations. At current rig cadence, assuming 25 to 30 wells a year, this equates to decades of remaining inventory with breakevens ranging from $2.75 to $3.50 per MMBtu and a lot of this stuff really working at $3.25. We believe these locations will get developed with strip prices averaging over $3.50 in 2026 and beyond. Diving a little deeper on the breakevens, we are illustrating things on a gas price basis. But as you move less down the system, NGL pricing will have more influence on economics for Tall Oak customers. We saw this in the Utica, the NGL uplift provides a powerful balance for producers as natural gas and NGL prices fluctuate. You may see natural price gas prices decline while NGL prices hold, which provides options for these producers versus producers in 100% dry gas basins. The chart on the bottom left quadrant of the page really helps illustrate the amount of torque in the business and the impact of 20 to 30 wells a year can have on volume throughput. Tall Oak customers connected 65 wells behind the system in '21 through '23. And during that same time, volume throughput increased from 168 million cubic feet a day to 260 million cubic feet a day, representing a 55% increase. With no new wells connected on the system in '24 as a result of low natural gas prices, there was volume throughput decline in '24. However, as we translate what happened in '21 through '23 to next year and beyond, it doesn't take a tremendous amount of activity to see pretty significant volume and EBITDA growth. Additionally, since the system was built in 2017, there are over 120 wells connected to the system providing a solid PDP base. Moving to Page 15, we'll discuss how this volume profile results in financial performance. As our existing investors know, we are a transparent group, we tell you how we see it and we know that gas prices have been volatile over the past couple of years, and we expect it will continue. But we do believe in the long- term gas thesis and that gas prices will need to be in the mid-3s in order to incentivize producers to drill near the Gulf Coast demand center. In the short term, it's a little less certain when it all plays out. As such, we are showing a fairly wide range for 2025 adjusted EBITDA of approximately $65 million to just over $95 million with a midpoint of $80 million. This is based on 18 to 33 well connections behind the system. Tall Oak customers have communicated that based on today's strip for '25, they intend to drill and complete over 30 wells in '25. If this happens, we expect to trend toward the high end of the range. On the low end, we have assumed a warmer winter, pushing out the recovery in gas prices through the second half of '25, which also pushes out the timing of development towards the second half as well as a little bit of type curve risking. If that scenario plays out, we may have a softer year around this asset in '25, but we believe the growth is coming, and it doesn't impact the merits of the transaction or materially impact the long-term intrinsic value of these assets.

SUMMIT MIDSTREAM CORPORATION M&A CALL OCT 02, 2024 10 We believe it is important to look at a range of outcomes to make sure this still makes sense in all of them, which we obviously believe it does. It also helps to know that the rig is out there, and there's a real chance that we are tightening this range up toward the high end when we come back to you all in Q1 with 2025 guidance. The business does have a little bit of commodity price exposure and really comes from 2 things. First, Tall Oak benefits from operating its plants above contractual fixed recoveries. As an example, if Tall Oak is required to recover 95% of NGLs to its customers, and it actually recovers 97%, Tall Oak gets the benefit of that 2%. In this example, the price of NGLs will influence that margin, but the major driver of that earnings profile is really how well the plants operate which based on our diligence, they operate very well. In such a liquids-rich basin, this is a positive contract profile behind the Tall Oak system. The second, Tall Oak sells 100% of the field condensate behind the system. This is directly tied to WTI prices. The rest of the business is simple, volume times rate. Quickly on the capital requirements for '25. We expect approximately $20 million of capital, which is primarily PAC and net capital and minimal maintenance capital. This excludes integration and center-related capital expenditures. We do expect to spend approximately $8 million of capital related to moving some latent compressors out of the [ peance ] and replacing lease compression behind the took system. We think that project will generate approximately $3 million in annual operating synergies. As we already mentioned, the system is largely built out with plenty of processing capacity so we really don't expect any large capital projects to expand the system, similar to some of its other gathering and processing assets. And with that, I'll hand the call back over to Heath for closing comments. J. Heath Deneke President, CEO & Chairman All right. Thanks, Bill. So before we open up the call for questions, I just wanted to thank you for your participation on today's call. We're obviously extremely excited about this opportunity and look forward to continuing to generate value for all of our shareholders. If you have any questions, please feel free to reach out to us. And with that, operator, I'd like to turn the call over to investors for any questions. Operator [Operator Instructions] I'm showing no questions at this time. This concludes today's conference call. Thank you for participating. You may now disconnect.